Exhibit 99.1

Investor and Media Relations:	Alexandra Lynn Selene Oh
+1 (617) 747-3300 ir@amg.com pr@amg.com

AMG Reports Financial and Operating Results

for the First Quarter of 2016

Company Reports Economic EPS of $2.94; EPS of $1.92

WEST PALM BEACH, FL, May 3, 2016 — Affiliated Managers Group, Inc. (NYSE: AMG) today reported its financial and operating results for the quarter ended March 31, 2016.

For the first quarter of 2016, Economic earnings per share (“Economic EPS”) were $2.94, compared to $2.91 for the same period of 2015, and diluted earnings per share for the first quarter of 2016 were $1.92, compared to $2.28 for the same period of 2015.  For the first quarter of 2016, Economic net income was $159.9 million, compared to $162.1 million for the same period of 2015.  For the first quarter of 2016, Net income was $104.5 million, compared to $128.0 million for the same period of 2015.  For the first quarter of 2016, EBITDA was $215.7 million, compared to $221.0 million for the same period of 2015.  (Economic EPS, Economic net income, and EBITDA are defined in the attached tables, along with reconciliations to the most directly comparable GAAP measure.)

Net client cash flows for the first quarter of 2016 were $5.1 billion.  AMG’s aggregate assets under management were approximately $642 billion at March 31, 2016.

“Notwithstanding a challenging market environment, AMG generated strong results in the first quarter of 2016, including Economic earnings per share of $2.94, an increase against the year-ago quarter in spite of declines in global indices over the period,” stated Sean M. Healey, Chairman and Chief Executive Officer of AMG. “Our assets under management of $642 billion increased 5% in the quarter, reflecting the strength of our Affiliates’ franchises. Given our continuing asset growth, the quality of our Affiliates and their long-term performance track records, and the ongoing success of our strategy to partner with the highest-quality boutiques worldwide, AMG is positioned to generate further earnings growth ahead.”

“AMG generated net client cash flows of $5.1 billion across our actively-managed product set in the first quarter, which is especially notable given the muted risk appetite observed by the industry generally,” Mr. Healey continued. “Our results reflect the success of our global distribution strategy, as well as the performance of our Affiliates and our strategic focus on the most successful boutique firms, which have demonstrable competitive advantages in generating alpha — particularly in active equities and alternatives. AMG has one of the industry’s largest and most diverse alternative product sets, across over 200 strategies, through outstanding Affiliates such as AQR, BlueMountain, Pantheon, and ValueAct. In addition, given the increasing globalization of client portfolios, we see substantial opportunities ahead for global equity managers such as Harding Loevner, Genesis, Veritas, and Tweedy, Browne. With our industry-leading products in the most attractive areas of active equities and alternatives, AMG will continue to benefit from strong demand for differentiated performance for the alpha portions of client portfolios.”

“Finally, we were very pleased with the successful execution of our new investments strategy, including the completion of our investments in Systematica and Baring Asia during the quarter.  Given our global scale, outstanding distribution capabilities, and track record of successful investments over the past two decades, AMG is the preeminent partner to leading boutiques around the world,” Mr. Healey concluded. “As the highest-quality firms inevitably seek a permanent ownership structure to sustain and grow their businesses across generations of management, AMG is uniquely positioned to capitalize on this substantial opportunity. Looking ahead, we have excellent prospects to make additional investments in outstanding boutique firms, which will generate further earnings growth while also adding to the breadth and diversity of our return-oriented product set.”

About AMG

AMG is a global asset management company with equity investments in leading boutique investment management firms. AMG’s innovative partnership approach allows each Affiliate’s management team to own significant equity in their firm while maintaining operational autonomy. AMG’s strategy is to generate shareholder value through the growth of existing Affiliates, as well as through investments in new Affiliates and additional investments in existing Affiliates. In addition, AMG provides centralized assistance to its Affiliates in strategic matters, marketing, distribution, product development and operations. As of March 31, 2016, AMG’s aggregate assets under management were approximately $642 billion in more than 500 investment products across a broad range of investment styles, asset classes, and distribution channels. For more information, please visit the Company’s website at www.amg.com.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “guidance,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “projects,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including changes in the securities or financial markets or in general economic conditions, the availability of equity and debt financing, competition for acquisitions of interests in investment management firms, the ability to close pending investments, the investment performance and growth rates of our Affiliates and their ability to effectively market their investment strategies, the mix of Affiliate contributions to our earnings and other risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov.  These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

From time to time, AMG may use its website as a distribution channel of material Company information. AMG routinely posts financial and other important information regarding the Company in the Investor Relations section of its website at www.amg.com and encourages investors to consult that section regularly.

Financial Tables Follow

A teleconference will be held with AMG’s management at 8:00 a.m. Eastern time today. Parties interested in listening to the teleconference should dial 1-877-407-8291 (U.S. calls) or 1-201-689-8345 (non-U.S. calls) starting at 7:45 a.m. Eastern time. Those wishing to listen to the teleconference should dial the appropriate number at least ten minutes before the call begins.

The teleconference will also be available for replay beginning approximately one hour after the conclusion of the call. To hear a replay of the call, please dial 1-877-660-6853 (U.S. calls) or 1-201-612-7415 (non-U.S. calls) and provide conference ID 13636135. The live call and replay of the session, and additional financial information referenced during the teleconference, can also be accessed via AMG’s website at http://www.amg.com/InvestorRelations/.

AMG

Financial Highlights

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/15	3/31/16

Revenue	$635.0	$545.4

Net income (controlling interest)	$128.0	$104.5

Economic net income (controlling interest) (A)	$162.1	$159.9

EBITDA (controlling interest) (B)	$221.0	$215.7

Average shares outstanding (diluted)	57.8	56.5

Earnings per share (diluted)	$2.28	$1.92

Average shares outstanding (adjusted diluted) (C)	55.7	54.3

Economic earnings per share (C)	$2.91	$2.94

	December 31, 2015 (D)	March 31, 2016

Cash and cash equivalents	$563.8	$297.6

Senior bank debt	$643.3	$1,063.4

Senior notes	$937.1	$937.7

Convertible securities	$299.0	$299.7

Stockholders’ equity	$2,837.1	$2,868.3

AMG

Reconciliations of Earnings Per Share Calculation

(in millions, except per share data)

	Three Months	Three Months
	Ended	Ended
	3/31/15	3/31/16

Net income (controlling interest)	$128.0	$104.5
Convertible securities interest expense, net	3.8	3.8
Net income (controlling interest), as adjusted	$131.8	$108.3

Average shares outstanding (diluted)	57.8	56.5

Earnings per share (diluted)	$2.28	$1.92

Reconciliations of Average Shares Outstanding

(in millions)

	Three Months	Three Months
	Ended	Ended
	3/31/15	3/31/16

Average shares outstanding (diluted)	57.8	56.5
Assumed issuance of junior convertible securities shares	(2.2)	(2.2)
Dilutive impact of junior convertible securities shares	0.1	—
Average shares outstanding (adjusted diluted) (C)	55.7	54.3

AMG

Operating Results

(in billions, except as noted)

	Institutional	Mutual Fund	High Net Worth	Total

Assets under management, December 31, 2015	$347.5	$175.8	$88.0	$611.3
Client cash inflows	10.4	16.8	4.7	31.9
Client cash outflows	(10.1)	(13.4)	(3.3)	(26.8)
Net client cash flows	0.3	3.4	1.4	5.1
New investments (E)	16.0	0.3	0.9	17.2
Market changes	4.2	2.8	0.1	7.1
Foreign exchange	1.5	(0.6)	0.5	1.4
Other	—	—	(0.1)	(0.1)
Assets under management, March 31, 2016	$369.5	$181.7	$90.8	$642.0

	Three		Three
	Months		Months
	Ended	Percent	Ended	Percent
	3/31/15	of Total	3/31/16	of Total
Average assets under management (F)
Institutional	$354.9	57%	$363.0	58%
Mutual Fund	190.7	31%	172.9	28%
High Net Worth	77.9	12%	90.7	14%
	$623.5	100%	$626.6	100%

(in millions)
EBITDA (controlling interest) (B)
Institutional	$109.0	49%	$117.3	54%
Mutual Fund	90.0	41%	75.4	35%
High Net Worth	22.0	10%	23.0	11%
	$221.0	100%	$215.7	100%

AMG

Reconciliations of Performance Measures

(in millions)

	Three Months	Three Months
	Ended	Ended
	3/31/15	3/31/16

Net income (controlling interest)	$128.0	$104.5
Intangible amortization and impairments	29.8	34.4
Intangible-related deferred taxes	20.4	22.1
Other economic items (G)	(16.1)	(1.1)
Economic net income (controlling interest) (A)	$162.1	$159.9

Net income (controlling interest)	$128.0	$104.5
Interest expense	22.2	22.3
Imputed interest and contingent payment arrangements (G)	(27.2)	(2.0)
Income taxes	66.3	54.6
Depreciation and other amortization	1.9	1.9
Intangible amortization and impairments	29.8	34.4
EBITDA (controlling interest) (B)	$221.0	$215.7

AMG

Consolidated Statements of Income

(in millions, except per share data)

	Three Months Ended
	March 31,
	2015	2016

Revenue	$635.0	$545.4
Operating expenses:
Compensation and related expenses	252.8	226.7
Selling, general and administrative	108.7	95.9
Intangible amortization and impairments	27.8	26.6
Depreciation and other amortization	4.4	5.0
Other operating expenses	9.9	12.4
	403.6	366.6
Operating income	231.4	178.8

Income from equity method investments	53.1	68.0

Other non-operating (income) and expenses:
Investment and other income	(0.8)	(4.0)
Interest expense	22.2	22.3
Imputed interest expense and contingent payment arrangements (G)	(27.2)	(2.0)
	(5.8)	16.3

Income before income taxes	290.3	230.5

Income taxes (H)	69.6	56.5
Net income	220.7	174.0

Net income (non-controlling interests)	(92.7)	(69.5)

Net income (controlling interest)	$128.0	$104.5

Average shares outstanding (basic)	54.8	54.0
Average shares outstanding (diluted)	57.8	56.5

Earnings per share (basic)	$2.34	$1.94
Earnings per share (diluted)	$2.28	$1.92

AMG

Consolidated Balance Sheets

(in millions)

	December 31,	March 31,
	2015 (D)	2016
Assets
Cash and cash equivalents	$563.8	$297.6
Receivables	391.2	495.5
Investments in marketable securities	199.9	208.2
Other investments	149.3	144.2
Fixed assets, net	114.1	113.1
Goodwill	2,668.4	2,672.3
Acquired client relationships, net	1,686.4	1,647.6
Equity investments in Affiliates	1,937.1	2,458.7
Other assets	59.2	54.1
Total assets	$7,769.4	$8,091.3

Liabilities and Equity
Payables and accrued liabilities	$729.4	$564.7
Senior bank debt	643.3	1,063.4
Senior notes	937.1	937.7
Convertible securities	299.0	299.7
Deferred income taxes	565.7	599.1
Other liabilities	213.3	189.7
Total liabilities	3,387.8	3,654.3

Redeemable non-controlling interests	612.5	658.3
Equity:
Common stock	0.6	0.6
Additional paid-in capital	597.2	541.4
Accumulated other comprehensive income (loss)	(18.1)	(26.7)
Retained earnings	2,679.3	2,783.8
	3,259.0	3,299.1
Less: treasury stock, at cost	(421.9)	(430.8)
Total stockholders’ equity	2,837.1	2,868.3
Non-controlling interests	932.0	910.4
Total equity	3,769.1	3,778.7
Total liabilities and equity	$7,769.4	$8,091.3

AMG

Notes

(in millions)

(A)                               Under our Economic net income (controlling interest) definition, we add to Net income (controlling interest) our share of intangible amortization (including equity method intangible amortization) and impairments, deferred taxes related to intangible assets, and other economic items which include non-cash imputed interest (principally related to the accounting for convertible securities and contingent payment arrangements) and certain Affiliate equity expenses.  We consider Economic net income (controlling interest) an important measure of our financial performance, as we believe it best represents operating performance before our share of non-cash expenses relating to the acquisition of interests in our affiliated investment management firms, and it is therefore employed as our principal performance benchmark.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance or liquidity.

We add back intangible amortization and impairments attributable to acquired client relationships because these expenses do not correspond to the changes in the value of these assets, which do not diminish predictably over time. The portion of deferred taxes generally attributable to intangible assets (including goodwill) is added back because we believe it is unlikely these accruals will be used to settle material tax obligations.  We add back non-cash imputed interest and reductions or increases in contingent payment arrangements because it better reflects our contractual interest obligations.  We add back non-cash expenses relating to certain transfers of equity between Affiliate partners when these transfers have no dilutive effect to shareholders.

(B)                               EBITDA (controlling interest) represents our performance before our share of interest expense, income taxes, depreciation and amortization.  We believe that many investors use this information when comparing the financial performance of companies in the investment management industry.  EBITDA (controlling interest), as calculated by us, may not be consistent with computations of EBITDA by other companies.  This non-GAAP performance measure is provided in addition to, but not as a substitute for, Net income (controlling interest) or any other GAAP measure of financial performance or liquidity.

(C)                               Economic earnings per share represents Economic net income (controlling interest) divided by the average shares outstanding (adjusted diluted).  In this calculation, the potential share issuance in connection with our convertible securities is measured using a “treasury stock” method.  Under this method, only the net number of shares of common stock equal to the value of the convertible securities in excess of par, if any, are deemed to be outstanding. We believe the inclusion of net shares under a treasury stock method best reflects the benefit of the increase in available capital resources (which could be used to repurchase shares of common stock) that occurs when these securities are converted and we are relieved of our debt obligation.  This method does not take into account any increase or decrease in our cost of capital in an assumed conversion.  Economic earnings per share is provided in addition to, but not as a substitute for, Earnings per share (diluted) or any other GAAP measure of financial performance.

(D)                               In the first quarter of 2016, we adopted several updates to accounting standards, certain of which were retroactively applied. The adoption of these updates did not have a significant impact on our consolidated financial statements.

(E)                                We completed our investments in Systematica Investments L.P. and Baring Private Equity Asia in the first quarter of 2016.

AMG

Notes (continued)

(in millions)

(F)                                 Average assets under management reflect the particular billing patterns of products and client accounts.  Therefore, we believe average assets under management more closely correlates to the billing cycle of each distribution channel, and as such, provides a more meaningful relationship to EBITDA (controlling interest).  In the Mutual Fund distribution channel, average assets under management generally represent an average of the daily net assets under management.  For the Institutional and High Net Worth distribution channels, an account that bills in advance is included in the calculation of average assets under management on the basis of beginning of period assets under management, while an account that bills in arrears is reflected on the basis of end of period assets under management. Assets under management attributable to any investments in new Affiliates are included on a weighted average basis for the period from the closing date of the respective new investment.

(G)                               In the first quarters of 2015 and 2016, we adjusted our estimates of our contingent payment obligations and recorded pre-tax gains attributable to the controlling interest of $29.8 ($18.5 net of tax) and $2.8 ($1.7 net of tax), respectively.

(H)                              Our consolidated income tax provision includes taxes attributable to controlling interests, and to a lesser extent, taxes attributable to non-controlling interests, as follows:

	Three Months Ended
	March 31,
	2015	2016
Taxes attributable to controlling interests	$66.3	$54.6
Taxes attributable to non-controlling interests	3.3	1.9
Total income taxes	$69.6	$56.5

Income before taxes (controlling interests)	$194.3	$159.1

Effective tax rate (controlling interest)	34.1%	34.3%